EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Significant Subsidiaries

                                                                                    Percentage of         Voting          Number
                                                                Jurisdiction of    Securities Owned       of US         of Non-US
                           Company                               Incorporation       by Registrant     subsidiaries    subsidiaries
                           -------                              ---------------    ----------------    ------------    ------------
Omnicom Capital Inc..........................................      Connecticut            100%               0               0
Omnicom Finance Inc..........................................       Delaware              100%               0               0
Omnicom Europe Limited. .....................................    United Kingdom           100%               3             387
Omnicom Holdings Inc.........................................       Delaware              100%               1               0
BBDO Worldwide Inc...........................................       New York              100%              15             372
DDB Worldwide Communications Group, Inc......................       New York              100%              13             230
TBWA Worldwide Inc...........................................       New York              100%              21             236
DAS Holdings Inc.............................................       Delaware              100%              34               2
Omnicom Media Group Holdings Inc.............................       Delaware              100%               7              11
Fleishman-Hillard Inc........................................       Delaware              100%              11               9
Ketchum Inc..................................................       Delaware              100%               1               3
InterOne Marketing Group, Inc................................       Michigan              100%               1               1
Bernard Hodes Group, Inc.....................................       Delaware              100%               0               0
Rapp Partnership Holdings Inc................................       Delaware              100%               5               0
Cline, Davis & Mann, Inc.....................................       New York              100%               0               0
Zimmerman and Partners Advertising...........................       Delaware              100%               7               0